                              FORWARD PURCHASE CONTRACT



















                               Dated:  January 26, 1998

                                  TABLE OF CONTENTS

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.1. Terms Defined in this Agreement. . . . . . . . . . . . . . . . . . . . .  3
          Acceleration Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Cash Payment Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          CIBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          CIBER Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Commodities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Contract Consideration . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Date of Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Firm Consideration Amount. . . . . . . . . . . . . . . . . . . . . . . .  4
          Firm Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Initial STRYPES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Initial Subsidiary STRYPES . . . . . . . . . . . . . . . . . . . . . . .  4
          Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Maximum Maturity Consideration . . . . . . . . . . . . . . . . . . . . .  4
          ML & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Option Consideration Amount. . . . . . . . . . . . . . . . . . . . . . .  5
          Option STRYPES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Option Subsidiary STRYPES. . . . . . . . . . . . . . . . . . . . . . . .  5
          Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Principal Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Purchaser Repayment Event. . . . . . . . . . . . . . . . . . . . . . . .  5
          Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Security and Pledge Agreement. . . . . . . . . . . . . . . . . . . . . .  5
          Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Seller Repayment Event . . . . . . . . . . . . . . . . . . . . . . . . .  5
          Settlement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          STRYPES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                          i
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
          Subsidiary STRYPES . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.2. Terms Defined in Supplemental Indenture. . . . . . . . . . . . . . . . .  6

II.  CONTRACT CONSIDERATION OR CASH SETTLEMENT . . . . . . . . . . . . . . . . . .  6
     2.1. Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     2.2. Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     2.3. Delivery of Contract Consideration . . . . . . . . . . . . . . . . . . .  7
     2.4. No Fractional Shares or Units. . . . . . . . . . . . . . . . . . . . . .  8
     2.5. Cash Settlement Option . . . . . . . . . . . . . . . . . . . . . . . . .  8
     2.6. Conditions to Purchaser's Obligations. . . . . . . . . . . . . . . . . .  8

III. REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . . . . . . . . .  9

IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . . . . . . . 11

V.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.1. Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.2. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.3. Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.4. Amounts Due to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.5. Certain Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.6. No Supplemental Indentures Without Consent . . . . . . . . . . . . . . . 14
     5.7. Limitations on Trading During Certain Days . . . . . . . . . . . . . . . 14
     5.8. Payment and Discharge of the STRYPES . . . . . . . . . . . . . . . . . . 14
     5.9. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

VI.  ACCELERATION OF DELIVERY. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.1. Liquidation of Agreement Upon Event of Default . . . . . . . . . . . . . 15

VII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.1.  Adjustments to Payment Rate Formula; Selection of Independent
           Firm. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.3.  Governing Law; Consent to Jurisdiction. . . . . . . . . . . . . . . . . 16
     7.4.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.5.  Headings; Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 17
     7.6.  Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.7.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.8.  Successors, Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.9.  No Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . 18
     7.10. Application of Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . 18
     7.11. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                             ii

                              FORWARD PURCHASE CONTRACT

     This Forward Purchase Contract is made as of this 26th day of January, 1998 among Merrill Lynch Mortgage Capital Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation ("ML & Co."), ML & Co., The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the Purchaser (the "Collateral Agent"), and Bobby G. Stevenson, individually and as settlor, beneficiary and trustee of the trust made by Bobby G. Stevenson as settlor and trustee under the 1998 Revocable Trust Agreement dated January 26, 1998 (the "1998 Bobby G. Stevenson Revocable Trust") (Bobby G. Stevenson, individually and as settlor, beneficiary and trustee of the 1998 Bobby G. Stevenson Revocable Trust, being hereinafter referred to as the "Seller").

     WHEREAS, ML & Co. has filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-28537) for the registration of debt securities, including its Structured Yield Product Exchangeable for Stock (-SM-), and warrants under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 promulgated under the Securities Act.

     WHEREAS, ML & Co. proposes to offer up to 2,012,500 of its Structured Yield Product Exchangeable for Stock, 7 7/8% STRYPES-SM- Due February 1, 2001 (the "STRYPES"), the terms of which require ML & Co. to pay and discharge the STRYPES on February 1, 2001 (the "Maturity Date") by delivering to the holders thereof a specified number of shares of Common Stock, par value $.01 per share (the "CIBER Common Stock"), of CIBER, Inc., a Delaware corporation ("CIBER"), or, at ML & Co.'s option, cash with an equal value.

     WHEREAS, ML & Co. has agreed, pursuant to a purchase agreement dated the date hereof (the "Purchase Agreement") among ML & Co., the Seller and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), to issue and sell to the Underwriter an aggregate of 1,750,000 STRYPES (the "Initial STRYPES") and, at the Underwriter's option, all or any part of 262,500 additional STRYPES (the "Option STRYPES") to cover over-allotments, if any.

     WHEREAS, the STRYPES are to be issued under an indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented, the "Principal Indenture"), between ML & Co. and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), as further amended and supplemented by the Eleventh Supplemental Indenture, to be dated as of January 30, 1998 (the "Supplemental Indenture"), between ML & Co. and the Trustee, relating




(-SM-) Service mark of Merrill Lynch & Co. Inc.

to the STRYPES. The Principal Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter referred to as the "Indenture."

     WHEREAS, in order to obtain the Maturity Consideration (as defined in the Supplemental Indenture) required to satisfy its obligations under the STRYPES, ML & Co. has agreed to purchase from the Purchaser, and the Purchaser has agreed to sell to ML & Co., (i) concurrent with the issuance and sale of the Initial STRYPES, an obligation of the Purchaser in the form of Exhibit A hereto, the aggregate principal amount of which will be equal to $91,883,750 and the payment terms (other than the interest rate) of which will be identical to the payment terms of the Initial STRYPES (the "Initial Subsidiary STRYPES") and (ii) concurrent with each issuance and sale of any Option STRYPES, an additional obligation of the Purchaser in the form of Exhibit A hereto, the aggregate principal amount of which will be equal to the net proceeds to ML & Co. from the sale of such Option STRYPES and the payment terms (other than the interest rate) of which will be identical to the payment terms of such Option STRYPES (an "Option Subsidiary STRYPES"); the Initial Subsidiary STRYPES and each Option Subsidiary STRYPES are hereinafter collectively referred to as the "Subsidiary STRYPES."

     WHEREAS, in exchange for certain consideration to be paid by the Purchaser hereunder, the Purchaser and the Seller desire to provide for the future acquisition, sale and delivery of that number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash and/or Marketable Securities in lieu thereof) required by the Purchaser to pay and discharge all of the Subsidiary STRYPES on the Maturity Date (excluding any amount required to pay any interest due on the Maturity Date), assuming (x) (1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom and (y) that the Purchaser has not elected to deliver cash in lieu of CIBER Common Stock as provided in the Subsidiary STRYPES, at the price established under this Agreement.

     WHEREAS, the Bobby G. Stevenson Revocable Trust is the registered owner of, and the Seller has all rights, title and interest in and to, at least 2,118,358 shares of CIBER Common Stock.

     WHEREAS, the Seller and the Purchaser desire that, at the option of the Seller, the respective future acquisition, sale and delivery obligations can be settled entirely, but not less than entirely, through cash payment in lieu of delivery of the Contract Consideration (as defined herein).

     WHEREAS, pursuant to a Security and Pledge Agreement to be dated as of January 30, 1998 (the "Security and Pledge Agreement"), among the Purchaser, the Seller and the Collateral Agent, an aggregate of 1,842,050 shares of CIBER Common Stock initially will be pledged to the Collateral Agent in order to secure the Seller's delivery and other obligations hereunder.

     WHEREAS, the Seller and the Purchaser desire that ownership of the Contract Consideration (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof) remain vested in the Seller unless and until such Contract Consideration is delivered to the Purchaser pursuant to the provisions of this Agreement and the Security and Pledge Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:


                                          I.

                                     Definitions

     1.1. Terms Defined in this Agreement. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

          "Acceleration Date" means the date on which an Event of Default shall have occurred.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a director or officer of, such Person.

          "Agreement" means this Forward Purchase Contract and any schedules and exhibits hereto.

          "Bankruptcy Code" means title 11 of the United States Code.

          "Cash Payment Amount" has the meaning specified in Section 2.5 hereof.

          "CIBER" has the meaning specified in the second recital in this Agreement.

          "CIBER Common Stock" has the meaning specified in the second recital in this Agreement.

          "Closing" has the meaning specified in Section 2.3 hereof.

          "Closing Date" means the date of the Closing.

          "Collateral" has the meaning specified in the Security and Pledge Agreement.

          "Collateral Agent" means the financial institution identified as such in the introductory paragraph of this Agreement, or any successor thereto.

          "Commodities Laws" means the Commodities Exchange Act, the Commodities Futures Trading Commission Act of 1974, the Commodity Distribution Reform Act and similar state and federal laws, rules and regulations governing the issuance, sale and distribution of commodities.

          "Contract Consideration" means (i) in the case of a Closing under
     Section 2.1 hereof, the aggregate number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash and/or Marketable Securities) deliverable by the Seller on the Settlement Date as provided in Section 2.1, assuming that the Seller has not elected to exercise the option contained in Section 2.5 to deliver cash in lieu of CIBER Common Stock; and (ii) in the case of a Closing under Section 6.1 hereof, the aggregate number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash and/or Marketable Securities) deliverable by the Seller on the Acceleration Date as provided in Section 6.1 hereof.

          "Control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Date of Delivery" has the meaning specified in Section 2.1(b) hereof.

          "Event of Default" means an Event of Default as defined in the Security and Pledge Agreement.

          "Firm Consideration Amount" has the meaning specified in Section 2.2(a) hereof.

          "Firm Payment Date" has the meaning specified in Section 2.2(a) hereof.

          "Indenture" has the meaning specified in the fourth recital in this Agreement.

          "Initial STRYPES" has the meaning specified in the third recital in this Agreement.

          "Initial Subsidiary STRYPES" has the meaning specified in the fifth recital in this Agreement.

          "Maturity Date" has the meaning specified in the second recital in this Agreement.

          "Maximum Maturity Consideration" has the meaning specified in Section
     5.1 hereof.

          "ML & Co." has the meaning specified in the introductory paragraph of this Agreement.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option Consideration Amount" has the meaning specified in Section 2.2(b) hereof.

          "Option STRYPES" has the meaning specified in the third recital in this Agreement.

          "Option Subsidiary STRYPES" has the meaning specified in the fifth recital in this Agreement.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

          "Principal Indenture" has the meaning specified in the fourth recital in this Agreement.

          "Purchase Agreement" has the meaning specified in the third recital in this Agreement.

          "Purchaser" has the meaning specified in the introductory paragraph of this Agreement.

          "Purchaser Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Purchaser.

          "Securities Act" has the meaning specified in the first recital in this Agreement.

          "Security and Pledge Agreement" has the meaning specified in the ninth recital in this Agreement.

          "Seller" has the meaning specified in the introductory paragraph of this Agreement.

          "Seller Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Seller or any Affiliate of the Seller.

          "Settlement Date" has the meaning specified in Section 2.3 hereof.

          "STRYPES" has the meaning specified in the second recital in this Agreement.

          "Subsidiary STRYPES" has the meaning specified in the fifth recital in this Agreement.

          "Supplemental Indenture" has the meaning specified in the fourth recital in this Agreement.

          "Trustee" has the meaning specified in the fourth recital in this Agreement.

          "Underwriter" has the meaning specified in the third recital in this Agreement.

     1.2. Terms Defined in Supplemental Indenture. Except as otherwise expressly provided, capitalized words and phrases used herein and not otherwise defined herein shall have the meanings ascribed to them in the Supplemental Indenture.

                                         II.

                      Contract Consideration or Cash Settlement

     2.1. Sale and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser on the Settlement Date, and the Purchaser agrees to acquire from the Seller on the Settlement Date, the aggregate number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash) required by the Purchaser to pay and discharge all of the Subsidiary STRYPES on the Maturity Date (excluding any amount required to pay any interest due on the Maturity
Date), assuming (x) (1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same Holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom and
(y) that the Purchaser has not elected to deliver cash in lieu of CIBER Common Stock as provided in the Subsidiary STRYPES. Notwithstanding the foregoing, if there shall have occurred a Reorganization Event and any Marketable Securities were received by holders of CIBER Common Stock in such Reorganization Event, then, subject to the condition set forth below, the Seller may, at his option, satisfy his obligation contained in this Section 2.1 in whole or in part by delivering on the Settlement Date, in lieu of delivering cash as herein provided, an equivalent amount (based on the value determined in accordance with clause (z) of the definition of "Transaction Value" in the Supplemental Indenture) of Marketable Securities, but not exceeding, as a percentage of the total consideration required to be delivered, the percentage of the total Transaction Value attributable to such Marketable Securities; provided, however, the Seller's right to deliver (or cause to be delivered) to the Purchaser hereunder such Marketable Securities shall be conditioned upon such Marketable Securities to be so delivered being transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such Marketable Securities (other than restrictions created by the Purchaser, ML & Co. or the Collateral Agent). If the condition set forth in the preceding sentence shall not be satisfied with respect to the Marketable Securities to be delivered by the Seller, then, notwithstanding any other provisions hereof, the Seller's obligations contained herein shall be settled, in whole, through a cash payment on the Settlement Date.

     2.2. Consideration. (a) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of the Initial Subsidiary STRYPES shall be an amount in cash (the "Firm Consideration Amount") equal to $71,315,820. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver the Firm Consideration Amount to the Seller at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing of the STRYPES offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Purchaser and the Seller (such time and date of payment being herein called the "Firm Payment Date").

     (b) ML & Co. shall deliver promptly to the Purchaser and the Seller notice of any exercise by the Underwriter of its option to purchase any Option STRYPES, stating the number of Option STRYPES as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Subsidiary STRYPES (the "Option Consideration Amount") shall be set forth in an Option STRYPES Pricing Agreement substantially in the form of Exhibit B hereto. The Option STRYPES Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Purchaser and the Seller. From and after the date of execution and delivery of any Option STRYPES Pricing Agreement, this Agreement shall be deemed to incorporate such Option STRYPES Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver the Option Consideration Amount to the Seller on the related Date of Delivery at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller.

     (c) Payment of the Firm Consideration Amount and any Option Consideration Amount to the Seller shall be made by Fedwire transfer of immediately available funds to an account designated by the Seller, or such other form of payment specified by the Seller, against delivery by the Seller to the Collateral Agent of the number of shares of CIBER Common Stock necessary to comply with the Seller's obligations under Section 5.1 hereof.

     2.3. Delivery of Contract Consideration. Consummation of the acquisition, sale and delivery of the Contract Consideration to be sold, assigned, transferred, conveyed and delivered by the Seller, and acquired by the Purchaser, pursuant to this Agreement (the "Closing") shall take place (i) in the case of an acquisition, sale and delivery pursuant to Section 2.1 hereof, on the Business Day immediately preceding the Maturity Date (the "Settlement Date"), and (ii) in the case of an acquisition, sale and delivery pursuant to
Section 6.1 hereof, upon delivery of the Collateral to the Purchaser pursuant to
Section 6(a) of the Security and Pledge Agreement. Delivery of the Contract Consideration shall be made at the offices of the Purchaser at World Financial Center, North Tower, New York, New York 10281, or at such other place as shall be agreed upon by the Purchaser and the Seller. Certificates representing the shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security) in registered form that are part of the Contract Consideration shall be registered in the Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by the Purchaser, unless such shares of CIBER Common Stock (or units of any Marketable Security) are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Purchaser's interest in such securities shall be noted in a manner reasonably satisfactory to the Purchaser and its counsel. Marketable Securities that are a part of the Contract Consideration delivered to the Purchaser shall be transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such Marketable Securities (other than restrictions created by the Purchaser, ML & Co. or the Collateral Agent).

     2.4. No Fractional Shares or Units. (a) No fractional shares or scrip representing fractional shares of CIBER Common Stock shall be delivered on the Settlement Date. Instead of any fractional share of CIBER Common Stock which would otherwise be deliverable by the Seller on the Settlement Date, the Seller shall make a cash payment in respect of such fractional share in an amount equal to the value of such fractional share based upon the Maturity Price.

     (b) No fractional units or scrip representing fractional units of any Marketable Security shall be delivered on the Settlement Date. Instead of any fractional unit of any Marketable Security which would otherwise be deliverable by the Seller on the Settlement Date, the Seller shall make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Marketable Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date.

     2.5. Cash Settlement Option. Notwithstanding the provisions of Sections 2.1, 2.2, 2.3 and 2.4 hereof but subject to the provisions of Section 6.1 hereof, the Seller shall have the option, exercisable in his sole discretion by notice given to the Purchaser not more than thirty nor less than six Business Days prior to the Settlement Date, to settle his obligation contained in Section
2.1 hereof to deliver shares of CIBER Common Stock, in whole but not in part, through a cash payment on the Settlement Date in lieu of delivery of such shares of CIBER Common Stock. The amount of such cash settlement payment (the "Cash Payment Amount") to be made by the Seller shall equal the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date, multiplied by the number of shares of CIBER Common Stock constituting part of the Contract Consideration otherwise deliverable on the Settlement Date.

     2.6. Conditions to Purchaser's Obligations. (a) The Purchaser's obligation to deliver the Firm Consideration Amount on the Firm Payment Date is conditioned upon (x) the representations and warranties of the Seller contained in Article III hereof being true and correct as of the Firm Payment Date, (y) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

     (b) The Purchaser's obligation to deliver any Option Consideration Amount on any Date of Delivery is conditioned upon (x) the purchase and sale of the related Option STRYPES pursuant to the Purchase Agreement having been consummated as contemplated therein, (y) the representations and warranties of the Seller contained in Article III hereof being true and correct as of such Date of Delivery and (z) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

     (c) If any condition specified in this Section 2.6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the delivery of any Option Consideration Amount on a Date of Delivery which is after the Firm Payment Date, the obligation of the Purchaser to deliver such Option Consideration Amount on such Date of Delivery (and the obligations of the Purchaser and the Seller with respect to the future acquisition, sale and delivery of the aggregate number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash and/or Marketable Securities) in respect of the related Option Contract Commitment), may be terminated by the Purchaser by notice to the Seller at any time at or prior to the Firm Payment Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except that Sections 7.3 and 7.4 shall survive any such termination and remain in full force and effect.


                                         III.

                       Representations and Warranties of Seller

     The Seller represents and warrants to the Purchaser as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and as of the Closing Date as follows:

        (i) The Seller has the full right, power and capacity to enter into and perform his obligations under this Agreement and the Security and Pledge Agreement, including, without limitation, to pledge and assign the shares of CIBER Common Stock to be pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, and to sell, transfer and deliver the Contract Consideration to be sold by the Seller pursuant to this Agreement.

       (ii) This Agreement and the Security and Pledge Agreement have been duly executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Firm Consideration Amount received by the Seller on the Firm Payment Date nor any Option Consideration Amount received by the Seller on any Date of Delivery will be used by the Seller for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

      (iii) (a) At January 26, 1998, the Bobby G. Stevenson Revocable Trust is the registered owner of the shares of CIBER Common Stock to be delivered, pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, (b) the Seller has all rights, title and interest in and to the shares of CIBER Common Stock to be delivered, pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (c) to the extent the Seller elects to deliver the Contract Consideration at Closing, upon delivery of such Contract Consideration against payment therefor pursuant to this Agreement, assuming the Purchaser purchased for value and without notice of any adverse claim, the Purchaser will have acquired all rights, title and interest in and to such Contract Consideration, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity created by the Purchaser, ML & Co. or the Collateral Agent). The sale, transfer and delivery of the Contract Consideration by the Seller as contemplated by this Agreement is not, and at the time of delivery of such Contract Consideration will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Seller or any Affiliate of the Seller is a party or by which any of them is bound.

       (iv) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Seller of this Agreement or the Security and Pledge Agreement or the consummation by the Seller of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder, the Commodities Laws or state securities laws.

        (v) The execution, delivery and performance by the Seller of this Agreement and the Security and Pledge Agreement and the consummation by the Seller of the transactions contemplated herein and therein and compliance by the Seller with his obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Seller Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or any Affiliate of the Seller pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Seller or any Affiliate of the Seller is a party or by which he or any of them is bound, or to which any of the property or assets of the Seller or any Affiliate of the Seller is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform his obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the 1998 Bobby G. Stevenson Revocable Trust or any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Seller or any Affiliate of the Seller or any of their assets, properties or operations (other than any Commodities Laws or any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Seller or any Affiliate of the Seller or any of their assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform his obligations under this Agreement or the Security and Pledge Agreement).


                                         IV.

                     Representations and Warranties of Purchaser

     The Purchaser represents and warrants to the Seller as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and, with respect to the representations and warranties contained in paragraph (i) and
(ii) below only, as of the Closing Date, as follows:

        (i) The Purchaser has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full right, power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement.

       (ii) This Agreement and the Security and Pledge Agreement have been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (iii) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the Security and Pledge Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

       (iv) The execution, delivery and performance by the Purchaser of this Agreement and the Security and Pledge Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein and compliance by the Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or

Purchaser Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Purchaser, or any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over the Purchaser or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement).


                                          V.

                                      Covenants

     5.1. Collateral. The Seller shall cause to be held by the Collateral Agent at all times during the term of this Agreement an aggregate number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, amount of cash and/or Marketable Securities) at least equal to the maximum number of shares of CIBER Common Stock (or amount of cash and/or Marketable Securities) that may be required by the Purchaser to pay and discharge all of the Subsidiary STRYPES on the Maturity Date, assuming that (x) (1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same Holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom, and (y) that the Purchaser has not elected to deliver cash in lieu of CIBER Common Stock as provided in the Subsidiary STRYPES (such aggregate number of shares of CIBER Common Stock, or aggregate amount of cash and/or Marketable Securities, being referred to herein as the "Maximum Maturity Consideration").

     5.2. Taxes. The Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the execution and delivery by the Seller of this Agreement and the transfer and delivery by the Seller of the Contract Consideration pursuant hereto.

     5.3. Tax Treatment. The Purchaser and the Seller hereby agree to treat, for United States Federal, state and local tax purposes, this Agreement as a pre-paid forward contract, which does not constitute, in whole or in part, indebtedness, pursuant to which the Purchaser is obligated to purchase at the Closing the Contract Consideration which the Seller is obligated to deliver at that time (subject to the Seller's right to deliver cash in lieu of the Contract Consideration as provided in
Section 2.5 hereof). Notwithstanding the foregoing, as used in this Section 5.3, the term "forward contract" does not mean a "forward contract" as referred to in either Section 101(49)(B)(iii) of the Bankruptcy Code or Section 1259(d)(1) of the Internal Revenue Code of 1986, as amended.

     5.4. Amounts Due to Trustee. ML & Co. shall pay any and all amounts due to the Trustee under Section 607 of the Indenture.

     5.5. Certain Notices. (a) ML & Co. shall notify the Seller of any notice of default with respect to the STRYPES received by ML & Co. from the Trustee or any holders of STRYPES pursuant to the Indenture as promptly as reasonably practicable after receipt thereof.

     (b) In case at any time while any of the STRYPES are outstanding the Seller receives written notice in his capacity as a holder of shares of CIBER Common Stock that:

             (i) CIBER shall declare a dividend (or any other distribution) on or in respect of the CIBER Common Stock to which Section 303(a)(i) or
     (iii) of the Supplemental Indenture shall apply (other than any cash dividends and distributions, if any, paid from time to time by CIBER that do not constitute Extraordinary Cash Dividends);


            (ii) CIBER shall authorize the issuance to all holders of CIBER Common Stock of rights or warrants to subscribe for or purchase shares of CIBER Common Stock (other than rights to purchase shares of CIBER Common Stock pursuant to a plan for the reinvestment of dividends or interest) or of any other subscription rights or warrants;

           (iii) there shall occur any conversion or reclassification of the CIBER Common Stock (other than a subdivision or combination of outstanding shares of CIBER Common Stock) or any consolidation, merger or reorganization to which CIBER is a party and for which approval of any stockholders of CIBER is required, or the sale or transfer of all or substantially all of the assets of CIBER; or

            (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of CIBER or CIBER shall commence or have commenced against it a case under the Bankruptcy Code;

then the Seller shall promptly notify the Purchaser and ML & Co. of such fact and of (x) the date, if known by the Seller, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of CIBER Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up has become, or is expected to become, effective or on which such bankruptcy case was commenced.

     (c) Immediately upon the occurrence of any Event of Default, the Seller shall promptly notify the Purchaser of such occurrence and of all facts relating to such occurrence of which the Seller is aware.

     5.6. No Supplemental Indentures Without Consent. ML & Co. shall not, without the consent of the Seller, enter into any indenture supplemental to the Indenture, or otherwise amend, modify or supplement the Supplemental Indenture or the STRYPES in any respect, which would have an adverse effect on the Seller. ML & Co. and the Purchaser shall not, without the consent of the Seller, amend, modify or supplement the Subsidiary STRYPES in any respect that would adversely affect any obligation of the Seller hereunder, including, without limitation, increasing the consideration that the Seller is obligated to deliver at Closing pursuant to this Agreement. In the event that (i) any indenture supplemental to the Indenture or amendment, modification or supplement to the Supplemental Indenture which would have an adverse effect on the Seller is entered into without the Seller's consent or (ii) the Subsidiary STRYPES are amended, modified or supplemented in any respect that would adversely affect any obligation of the Seller hereunder without the Seller's consent, then, insofar as this Agreement is concerned and except to the extent thereafter approved by the Seller, this Agreement shall be interpreted and performed as if such indenture supplemental to the Indenture or such amendment, modification or supplement to the Supplemental Indenture or the Subsidiary STRYPES had never existed and such indenture supplemental to the Indenture or such amendment, modification or supplement to the Supplemental Indenture or the Subsidiary STRYPES shall have no effect for purposes of this Agreement, including with respect to the Seller's obligations contained in Sections 2.1, 2.2, 2.3 and 2.4 hereof.

     5.7. Limitations on Trading During Certain Days. Each of the Seller and ML & Co. hereby agrees that it will not, and it will cause each of its Affiliates not to, buy or sell any shares of CIBER Common Stock (or, in the event that a Reorganization Event shall have occurred, any Marketable Security received by holders of CIBER Common Stock in such Reorganization Event) for their own account during the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date.

     5.8. Payment and Discharge of the STRYPES. The Purchaser agrees that it shall pay and discharge its obligations under the Subsidiary STRYPES by delivering to ML & Co. on the Maturity Date the form of consideration that it receives from the Seller hereunder. ML & Co. agrees that it shall pay and discharge its obligations under the STRYPES by delivering to the holders of the STRYPES on the Maturity Date the form of consideration that it receives from the Purchaser under the Subsidiary STRYPES, which will be the form of consideration that the Purchaser receives from the Seller hereunder.

     5.9. Further Assurances. From time to time on and after the date hereof through the Closing Date, each of the Purchaser and the Seller shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.


                                         VI.

                               Acceleration of Delivery

     6.1. Liquidation of Agreement Upon Event of Default. If an Event of Default shall occur, then (i) an Acceleration Date shall be deemed to have occurred simultaneously with the occurrence of such Event of Default, (ii) the Seller's rights under Section 2.5 hereof shall terminate immediately and (iii) all Collateral shall become immediately deliverable and payable by the Seller to the Purchaser (and immediately deliverable by the Collateral Agent under the Security and Pledge Agreement to the Purchaser) without any declaration or other action on the part of the Purchaser hereunder.


                                         VII.

                                    Miscellaneous

     7.1. Adjustments to Payment Rate Formula; Selection of Independent Firm.
ML & Co. shall provide the Seller with all notices given by ML & Co. pursuant to
Section 305 of the Supplemental Indenture. ML & Co. shall be responsible for the effectuation and calculation of any adjustment to the Payment Rate Formula and any amount deliverable pursuant to Sections 2.1, 2.4 or 2.5 hereof. ML & Co. shall provide the Seller reasonable opportunity to review the calculations pertaining to any adjustment of the Payment Rate Formula. As soon as practicable, but in no event later than 11:30 A.M. (New York City time) on the Business Day immediately preceding the Closing Date, ML & Co. shall provide the Seller with a statement showing ML & Co.'s calculation of the Maturity Price, the Payment Amount and, assuming no subsequent adjustments to the Payment Rate Formula shall be required pursuant to Section 303 of the Supplemental Indenture, the Contract Consideration or Cash Payment Amount, as applicable. As soon as practicable, but in no event later than 10:00 A.M. (New York City time) on the Closing Date, ML & Co. shall provide the Seller with a statement showing ML & Co.'s final calculations of the amounts deliverable pursuant to Sections 2.1,
2.4 or 2.5 hereof. If the Seller disagrees with any such calculation or determination, the Contract Consideration or any Cash Payment Amount, Ernst & Young LLP or such other independent accounting or investment banking firm agreed upon by the Seller and the Purchaser shall be retained to make such calculation, which shall be binding upon the Purchaser and the Seller. The fees and expenses of such firm shall be borne by the Seller if the independent firm agrees with the calculation of ML & Co. and shall be borne by ML & Co. if the independent firm agrees with the calculation of the Seller. If the independent firm agrees with neither the calculation of ML & Co. nor of the Seller, its fees and expenses shall be borne equally by ML & Co. and the Seller. If, pursuant to the terms and conditions of the Supplemental Indenture, the STRYPES or this Agreement, ML & Co. shall be required to retain a nationally recognized independent investment banking firm for any purpose provided in the Supplemental Indenture, the STRYPES or this Agreement, such nationally recognized independent investment banking firm shall be selected and retained by ML & Co. only after giving the Seller 30 days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with the Seller, and ML & Co. shall not select any firm that is not reasonably acceptable to the Seller. The fees and expenses of any such nationally recognized independent investment banking firm retained by ML & Co. shall be borne by the Seller.

     7.2. Notices. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 8.2): notices to the Purchaser shall be directed to it at World Financial Center, North Tower, 23rd Floor, New York, New York 10281-1323, telecopy number (212) 449-5559, attention of Michael M. McGovern, Vice President and Secretary; notices to ML & Co. shall be directed to it at 100 Church Street, 12th Floor, New York, New York 10007, telecopy number (212) 602-8436, attention of the Secretary, with a copy to the Treasurer at World Financial Center, South Tower, New York, New York, 10080-6105, telecopy number (212) 236-3865; notices to the Seller shall be directed to him c/o CIBER, Inc., 5251 DTC Parkway, Suite 1400, Englewood, Colorado 80111, telecopy number (303) 220-7100; notices to the Collateral Agent shall be directed to it at 101 Barclay Street, New York, New York 10286, telecopy number (212) 815-7157, attention of Betty Cocozza. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; (ii) transmitted by any standard form of telecommunication to the offices set forth in the preceding sentence, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business
Day), or (iii) sent by certified mail, return receipt requested, to the offices set forth in the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

     7.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

     7.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     7.5. Headings; Entire Agreement. The paragraph headings and table of contents have been inserted as a reference only and are not a part of this Agreement and shall not affect the meaning or construction of any provisions hereof. Except as expressly set forth herein, this Agreement and the Security and Pledge Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

     7.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     7.7. Termination. Notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Initial STRYPES pursuant to the Purchase Agreement is not consummated as contemplated therein, this Agreement shall automatically terminate, and such termination shall be without liability of any party to any other party, except that Sections 7.3 and 7.4 shall survive any such termination and remain in full force and effect.

     7.8. Successors, Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, distributees, legatees, next of kin, executors, administrators, legal and personal representatives, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Seller without the prior written consent of the other parties hereto.

     7.9. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller, the Purchaser and ML & Co. and no person shall assert any rights as third party beneficiary hereunder.

     7.10. Application of Bankruptcy Code. The parties hereto acknowledge and agree that (i) the Collateral Agent is a "financial institution" within the meaning of Sections 101(22) and 555 of the Bankruptcy Code, (ii) the Collateral Agent is acting as agent and custodian for the Purchaser in connection with this Agreement, and (iii) the Purchaser is a "customer" of the Collateral Agent within the meaning of said Sections 101(22) and 555. The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, and is entitled to the protection of Section 555 of the Bankruptcy Code.

     7.11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

Purchaser:                                Seller:

MERRILL LYNCH MORTGAGE CAPITAL INC.



By:
   ----------------------------------   ------------------------------------
   Name: Michael M. McGovern               Bobby G. Stevenson, individually
   Title: Vice President and Secretary     and as settlor, beneficiary and
                                           trustee of the 1998 Bobby G.
                                           Stevenson Revocable Trust

MERRILL LYNCH & CO., INC.



By:
   -----------------------------------
   Name: George J. Nolan
   Title: Manager, Capital Financing


Collateral Agent:

THE BANK OF NEW YORK,
  as Collateral Agent



By:
   ------------------------------------
   Name: Mark G. Walsh
   Title: Assistant Vice President

                                                                       Exhibit A

                         MERRILL LYNCH MORTGAGE CAPITAL INC.
                               (a Delaware corporation)


                           Option STRYPES Pricing Agreement


                                                       ____________, 1998


BOBBY G. STEVENSON,
  Individually and as settlor,
  beneficiary and trustee of the
  1998 Bobby G. Stevenson Revocable Trust
c/o CIBER, Inc.
     5251 DTC Parkway
     Suite 1400
     Englewood, Colorado 80111


Ladies and Gentlemen:

     Reference is made to the Forward Purchase Contract, dated January 26, 1998 (the "Forward Purchase Contract"), among Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Mortgage Capital Inc. ("Purchaser") and you ("Seller") relating to the future purchase by Purchaser of the Contract Consideration from Seller. The Underwriter has exercised its option, pursuant to Section 2(b) of the Purchase Agreement, to purchase an aggregate of __________ Option STRYPES. In connection with such exercise, Purchaser has agreed to issue and sell to ML&Co. Option
Subsidiary STRYPES in an aggregate principal amount equal to $              .
Payment for and delivery of such Option Subsidiary STRYPES will be made at ______ on _____, 1998 (the "Date of Delivery").

     Pursuant to subsection (b) of Section 2.2 of the Purchase Agreement, Purchaser and Seller hereby agree that the Option Consideration Amount to be delivered in respect of the Option Subsidiary STRYPES on the Date of Delivery shall be $______________.(*)



--------------------
(*) An aggregate amount to be calculated by Purchaser in reference to the comparable Treasury yield at the time of each exercise of the over-allotment option pursuant to Section 2(b) of the Underwriting Agreement, based on the number of Option STRYPES to be issued, and using the same manner applied to calculate the figure in Section 2.2(a) of the Forward Purchase Contract.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract.

      If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Seller in accordance with its terms.

                                        Very truly yours,

                                        MERRILL LYNCH MORTGAGE CAPITAL INC.



                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:





-------------------------------------
Bobby G. Stevenson, individually
and as settlor, beneficiary and
trustee of the 1998 Bobby G. Stevenson
Revocable Trust


                                         A-2